UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023

Biostax Corp.
(Exact name of registrant as specified in charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 Aloma Ave., Suite 124, Winter Park, Florida	32792
(Address of principal executive offices)	(Zip Code)

888-391-9355
(Registrant’s telephone number, including area code)

Immune Therapeutics, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On October 5, 2023, Immune Therapeutics, Inc. d/b/a Biostax Corp (the “Company”) filed a Articles of Amendment to the Articles of Incorporation (“Amendment”) with the Secretary of State of the State of Florda to change its corporate name from Immune Therapeutics, Inc. to Biostax Corp., effective October 5, 2023. A copy of the Amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with the Company’s name change, the board of directors amended the Company’s bylaws to reflect the corporate name Biostax Corp., also effective on October 5, 2023. No other changes were made to the bylaws. A copy of the Amended and Restated Bylaws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

On October 20,2023 FINRA approved the name change and assigned a new ticker: “BTAX”. The Company’s common stock will continue to trade on the PINK Stock Market. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.

Item 8.01 Other Events

On Oct 24, 2023 the Company issued a press release announcing the name change approval, the new ticker and its dedication to advancing HIV treatments and international substance abuse. A copy of the press release is attached to this report as Exhibit 99.1. The press release furnished in this report as Exhibit 99.1 shall not be deemed to be “Filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Articles of Amendment to the Articles of Incorporation
3.2	Amended and Restated By-laws of Biostax Corp.
99.1	Press Release dated October 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2023	Biostax Corp

	By:	/s/ Noreen McGurrin Griffin
Noreen McGurrin Griffin
Chief Executive Officer